Exhibit (21)


                LIST OF SUBSIDIARIES OF THE HARTFORD STEAM BOILER
                        INSPECTION AND INSURANCE COMPANY*

                                                        STATE/JURISDICTION OF
NAME OF COMPANY                                         INCORPORATION/FORMATION

The Allen Insurance Company                                   Bermuda
The Boiler Inspection and Insurance
 Company of Canada(wholly-owned by
 HSB Engineering Insurance Ltd.)                              Canada
EIG Co.                                                       Delaware
The Hartford Steam Boiler Inspection
  and Insurance Company of Connecticut                        Connecticut
The Hartford Steam Boiler Inspection and
 Insurance Company of Texas                                   Texas
Hartford Steam Boiler Inspection
 Technologies                                                 California
Hartford Steam Boiler International GmbH                      Germany
Hartford Steam Boiler (Singapore) PTE Ltd.                    Singapore
HSB Associates, Inc.                                          New York
HSB Club, Inc.                                                Connecticut
HSB Engineering Insurance Limited
(wholly-owned by EIG Co.)                                     England
HSB Investment Corporation                                    Connecticut
HSB Professional Loss Control, Inc.                           Tennessee
HSB Reliability Technologies Corp.                            Florida
Hemisphere Consulting Corp.
 (wholly-owned by HSB Reliability
 Technologies Corp.)                                          Florida
One State Street Intermediaries
 (wholly-owned by HSB Associates, Inc.)                       Connecticut
The Polytechnic Club, Inc.                                    Connecticut
Radian Corporation                                            Texas
Radian International L.L.C.                                   Delaware
(40% Owned by Radian Corporation )
Ra-Hart Investment Company                                    Texas


*This list omits certain subsidiaries which considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.